Release:    March 16, 2018

Canadian Pacific announces filing of Proxy Circular

Calgary, AB – Canadian Pacific Railway Limited (TSX: CP) (NYSE: CP) announced today that it has completed the filing of its notice of meeting and management proxy circular for CP’s 2018 annual meeting of shareholders with Canadian and U.S. securities regulators. A copy of the proxy materials is available at investor.cpr.ca

CP's annual meeting of shareholders will be held at the Royal Canadian Pacific Pavilion at CP’s Ogden Head Office in Calgary, Alberta on Thursday, May 10, 2018, at 9 a.m. mountain time.

About Canadian Pacific
Canadian Pacific is a transcontinental railway in Canada and the United States with direct links to major ports on the west and east coasts, providing North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of CP. CP-IR

Contacts:
Media
Jeremy Berry
Tel: 403-319-6227
Jeremy_Berry@cpr.ca
Alert_MediaRelations@cpr.ca

Investment Community
Maeghan Albiston
Tel: 403-319-3591
investor@cpr.ca